Exhibit 99.1

NEWS	FOR IMMEDIATE RELEASE

CONTACT: Kara Stancell, Investor Relations & Corporate Communications, (480) 291-5854	7720 N Dobson Road Scottsdale, AZ 85256 (602)808-8800 www.Medicis.com
MEDICIS RECEIVES APPROVAL FOR RESTYLANE® AND PERLANE® WITH
LIDOCAINE
SCOTTSDALE, Ariz.—February 3, 2010—Medicis (NYSE:MRX) today announced that the U.S. Food and Drug Administration (FDA) has approved the dermal fillers RESTYLANE®-L and PERLANE®-L. RESTYLANE-L is approved for implantation into the mid to deep dermis, and PERLANE-L is approved for implantation into the deep dermis to superficial subcutis, both for the correction of moderate to severe facial wrinkles and folds, such as nasolabial folds.
“We are pleased to announce the approvals of RESTYLANE-L and PERLANE-L,” said Jonah Shacknai, Chairman and Chief Executive Officer of Medicis. “We believe physicians and their patients will appreciate the availability of the world’s #1-selling dermal fillers, RESTYLANE and PERLANE, with the addition of 0.3% lidocaine. RESTYLANE is the first and only hyaluronic acid dermal filler approved to last up to 18 months with one repeat treatment. Physicians now have the option of providing RESTYLANE or PERLANE with an anesthetic to their patients in a single syringe.”
Medicis anticipates shipping RESTYLANE-L and PERLANE-L within the next 30 days. McKesson will serve as U.S. distributor. Physicians wanting to place orders for RESTYLANE-L and PERLANE-L should call McKesson directly at 1-877-520-0500.
RESTYLANE, RESTYLANE-L, PERLANE and PERLANE-L are patented until at least 2017 by U.S. Patent No. 5,827,937.
Study Design and Results
In clinical studies supporting approval, the addition of lidocaine to RESTYLANE and PERLANE substantially reduced pain experienced by patients, while demonstrating adverse event safety profiles similar to those of RESTYLANE and PERLANE. The safety, tolerability and pain reduction of RESTYLANE-L and PERLANE-L, compared to RESTYLANE and PERLANE, respectively, in the treatment of moderate to severe nasolabial folds (NLF) were evaluated in separate prospective randomized, double-blind, controlled clinical studies involving 120 total patients (60 patients each). Subjects were followed for up to 14 days after injection. In the separate RESTYLANE-L and PERLANE-L studies, subjects were injected with RESTYLANE-L or PERLANE-L in one NLF and RESTYLANE or PERLANE in the other NLF, respectively. Using a validated visual analog scale (VAS) composed of a straight line representing a continuum from no pain to worst pain, subjects evaluated injection site pain for each side of the face. At the time of injection, 71.7% of patients in the RESTYLANE-L study and 95% of patients in the PERLANE-L study had a within-patient difference in

VAS of at least 10 mm favoring RESTYLANE-L and PERLANE-L. A within-patient difference in pain of at least 10 mm on the VAS was defined as meaningful.
For all products in the RESTYLANE Collection, at least 95% of subjects rated the appearance of their NLFs as improved, much improved or very much improved at the end of both studies.1 The RESTYLANE Collection of products includes RESTYLANE, RESTYLANE-L, PERLANE and PERLANE-L.
About RESTYLANE
Launched in the United States in January 2004 after approval by the FDA on December 12, 2003, RESTYLANE was the first hyaluronic acid dermal filler approved in the U.S., and is both the #1-selling and most-studied aesthetic dermal filler in the world. RESTYLANE has been used in over 10 million treatments worldwide.2 RESTYLANE has a unique gel particle structure designed for injection in the mid to deep dermis for structural support and lift, helping a patient look younger by smoothing away moderate to severe facial wrinkles and folds, such as the lines from the nose to the corners of the mouth (nasolabial folds). RESTYLANE was shown to have an overall duration of effectiveness lasting up to 18 months from baseline following one repeat treatment at 4.5 or 9 months. RESTYLANE is available in 2.0 mL, 1.0 mL and 0.4 mL syringe sizes. RESTYLANE-L will be available in 1.0 mL and 0.5 mL syringe sizes.
About PERLANE
Launched in the United States in May 2007 after approval by the FDA on May 2, 2007, PERLANE has the same gel particle structure as RESTYLANE, but with a median gel particle size that is larger than the median particle size of RESTYLANE. PERLANE is designed for injection into the deep dermis to superficial subcutis. Like RESTYLANE, PERLANE helps a patient look younger by smoothing away moderate to severe facial wrinkles and folds, such as the lines from the nose to the corners of the mouth (nasolabial folds). PERLANE is available in 1.0 mL syringe size. PERLANE-L will be available in 1.0 mL syringe size.
Important Safety Information for the RESTYLANE Collection of Products
Products in the RESTYLANE Collection should not be used by people with previous bad allergies, particularly to certain microorganisms known as gram-positive bacteria, or by people with previous bad allergies to drugs that have required in-hospital treatment. These products should not be used by people with bleeding disorders. Injections should not be made anywhere except the skin or just under the skin. RESTYLANE-L and PERLANE-L should not be used by people with a known allergy to lidocaine.
Use of products in the RESTYLANE Collection at the site of skin sores, pimples, rashes, hives, cysts, or infection should be postponed until healing is complete. Use of the products in these instances could delay healing or make your skin problems worse. After your treatment, you might have some swelling, redness, pain, bruising, and tenderness. This will normally last less than seven days. In rare circumstances, the doctor may inject into a blood vessel, which can damage the skin. Although rare, red or swollen small bumps may occur. If you have had facial cold sores before, an injection can cause another outbreak. To avoid bruising and bleeding, you should not use the products if you have recently used drugs that thin your blood or prevent clotting. If you are pregnant, breastfeeding, or under 18 years, you should not use products in the RESTYLANE Collection.
Patients should be limited to 6.0 mL per treatment. The safety or effectiveness of products in the RESTYLANE Collection for the treatment of anatomic regions other than nasolabial folds have not been established in controlled clinical studies.

The RESTYLANE Collection of products is available only through a licensed practitioner. Complete product and safety information is available at www.RestylaneUSA.com.
About Medicis
Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and aesthetic conditions. The Company is dedicated to helping patients attain a healthy and youthful appearance and self-image. Medicis has leading branded prescription products in a number of therapeutic and aesthetic categories. The Company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.
The Company’s products include the brands DYSPORT™ (abobotulinumtoxinA) 300 Units for Injection, PERLANE® Injectable Gel, PERLANE®-L Injectable Gel with 0.3% Lidocaine, RESTYLANE® Injectable Gel, RESTYLANE®-L Injectable Gel with 0.3% Lidocaine, DYNACIN® (minocycline HCl Tablets, USP), LIDEX® (fluocinonide) Cream 0.05%, LOPROX® (ciclopirox) Gel 0.77% and Shampoo 1%, PLEXION® (sodium sulfacetamide 10% and sulfur 5%) Cleanser, Cleansing Cloths, Cream and Topical Suspension, SOLODYN® (minocycline HCl, USP) Extended Release Tablets, TRIAZ® (benzoyl peroxide) 3%, 6% and 9% Cleansers, Gels and Pads, and 3% and 6% Foaming Cloths, VANOS® (fluocinonide) Cream 0.1%, ZIANA® (clindamycin phosphate 1.2% and tretinoin 0.025%) Gel, AMMONUL® (sodium phenylacetate and sodium benzoate) Injection 10%/10%, BUPHENYL® (sodium phenylbutyrate) Tablets and Powder, the LIPOSONIX™ system3 and the over-the-counter brand ESOTERICA®.
For more information about Medicis, please visit the Company’s website at www.Medicis.com. Printed copies of the Company’s complete audited financial statements are available free of charge upon request.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by Medicis based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. No assurances can be given, however, that these activities, events or developments will occur or that such results will be achieved. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Medicis. Several of these risks are outlined in the Company’s most recent annual report on Form 10-K for the year ended December 31, 2008, and other documents we file with the Securities and Exchange Commission. Forward-looking statements represent the judgment of Medicis’ management as of the date of this release, and Medicis disclaims any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.
NOTE: Full prescribing information for any Medicis prescription product is available by contacting the Company or by visiting www.Medicis.com. All trademarks are the property of their respective owners.

[1]	RESTYLANE-L Injectable Gel with 0.3% Lidocaine [Instructions for Use]. Scottsdale, AZ: Medicis Aesthetics Inc.; January 2010. PERLANE-L Injectable Gel with 0.3% Lidocaine [Instructions for Use]. Scottsdale, AZ: Medicis Aesthetics Inc.; January 2010.

[2]	Includes Q-Med AB HA products not available in the U.S.

[3]	The LIPOSONIX™ system is not approved or cleared for sale in the U.S.
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